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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Evergreen Media Corporation of Los Angeles:


We consent to the inclusion in this Registration Statement on Form S-4 of Evergreen Media Corporation of Los Angeles of our report dated March 24, 1997, on our audit of the consolidated financial statements of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996.

                                            Coopers & Lybrand L.L.P.

Dallas, Texas

August 1, 1997